UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 13, 2014

(Date of Report (Date of Earliest Event Reported))

LA-Z-BOY INCORPORATED

(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code (734) 242-1444

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Effective December 1, 2014 Merrill Lynch will become the new service provider for the La-Z-Boy Incorporated Retirement Savings Plan and the La-Z-Boy Incorporated Retirement Contribution and Profit Sharing Plan, replacing Mercer. As a result of this change, plan participants will be unable to change their plan account investments or take other specified actions with respect to their accounts in the plans during a “blackout period” scheduled to begin at 3 p.m. Eastern time on November 21, 2014 and scheduled to end on December 15, 2014 at 8 a.m. Eastern time.

On October 13, 2014 we, as the administrator of both plans, sent notices of the expected blackout period under the plans to plan participants pursuant to Section 101(i)(1) of the Employee Retirement Income Security Act of 1974, as amended. On November 19, 2014 pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Regulation BTR thereunder, we sent notice to our directors and executive officers who are subject to Section 306 informing them of the expected blackout period and notifying them of trading restrictions applicable to them during the blackout period. A copy of the form of notice to directors and executive officers, which includes the information specified in Rule 104(b) of Regulation BTR, is attached as Exhibit 99.1 and is incorporated by reference into this Item 5.04.

Item 9.01  Financial Statements and Exhibits

(d)                          The following exhibit is filed as part of this report:

Description
99.1	Form of Notice of Blackout Period to Directors and Executive Officers dated November 19, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: November 19, 2014

	BY:	/s/ Margaret L. Mueller
Margaret L. Mueller Corporate Controller